                                                                    Exhibit 4.30

                                                                [Execution Copy]

               AMENDMENT NO. 12 TO LOAN AND SECURITY AGREEMENT

      AMENDMENT NO. 12 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of September 10, 2007, by and among Handy & Harman, a New York corporation ("Parent"), OMG, Inc., a Delaware corporation formerly known as
Olympic Manufacturing Group, Inc. ("OMG"), Continental Industries, Inc., an
Oklahoma corporation ("Continental"), Maryland Specialty Wire, Inc., a
Delaware corporation ("Maryland Wire"), Handy & Harman Tube Company, Inc., a
Delaware corporation ("H&H Tube"), Camdel Metals Corporation, a Delaware
corporation ("Camdel"), Canfield Metal Coating Corporation, a Delaware
corporation ("Canfield"), Micro-Tube Fabricators, Inc., a Delaware
corporation ("Micro-Tube"), Indiana Tube Corporation, a Delaware corporation
("Indiana Tube"), Lucas-Milhaupt, Inc., a Wisconsin corporation ("Lucas"),
Handy & Harman Electronic Materials Corporation, a Florida corporation ("H&H
Electronic"), Sumco Inc., an Indiana corporation ("Sumco"), OMG Roofing,
Inc., a Delaware corporation ("OMG Roofing" and together with Parent, OMG,
Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana
Tube, Lucas, H&H Electronic and Sumco, each individually, a "Borrower" and collectively, "Borrowers"), Handy & Harman of Canada, Limited, an Ontario
corporation ("H&H Canada"), ele Corporation, a California corporation
("ele"), Alloy Ring Service Inc., a Delaware corporation ("Alloy"), Daniel
Radiator Corporation, a Texas corporation ("Daniel"), H&H Productions, Inc., a Delaware corporation ("H&H Productions"), Handy & Harman Automotive Group,
Inc., a Delaware corporation ("H&H Auto"), Handy & Harman International,
Ltd., a Delaware corporation ("H&H International"), Handy & Harman Peru,
Inc., a Delaware corporation ("H&H Peru"), KJ-VMI Realty, Inc., a Delaware corporation ("KVR"), Pal-Rath Realty, Inc., a Delaware corporation
("Pal-Rath"), Platina Laboratories, Inc., a Delaware corporation ("Platina"),
Sheffield Street Corporation, a Connecticut corporation ("Sheffield"), SWM,
Inc., a Delaware corporation ("SWM"), Willing B Wire Corporation, a Delaware corporation ("Willing" and together with H&H Canada, ele, Alloy, Daniel, H&H
Productions, H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina,
Sheffield and SWM, each individually, a "Guarantor" and collectively,
"Guarantors"), Steel Partners II, L.P., successor by assignment from
Canpartners Investments IV, LLC, in its capacity as agent pursuant to the
Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, "Agent"), and the financial institutions party thereto as lenders
(collectively, "Lenders").  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

                              W I T N E S S E T H:

      WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders)
have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Loan and
Security Agreement, dated March 31, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement,

dated as of October 29, 2004, Amendment No. 2 to Loan and Security Agreement,
dated as of May 20, 2005, Amendment No. 3 and Waiver to Loan and Security
Agreement, dated as of December 29, 2005, Consent and Amendment No. 4 to Loan
and Security Agreement, dated as of January 24, 2006, Consent and Amendment No.
5 to Loan and Security Agreement, dated as of March 31, 2006, Amendment No. 6 to
Loan and Security Agreement, dated as of July 18, 2006, Amendment No. 7 to Loan and Security Agreement, dated as of October 30, 2006, Amendment No. 8 and Waiver to Loan and Security Agreement, dated as of December 28, 2006, Consent and
Amendment No. 9 to Loan and Security Agreement, dated as of December 28, 2006,
Amendment No. 10 and Waiver to Loan and Security Agreement, dated as of March
29, 2007, and Amendment No. 11 to Loan and Security Agreement, dated as of July
20, 2007 (as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto
(all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated
or replaced, being collectively referred to herein as the "Financing
Agreements");

      WHEREAS, Borrowers have requested that (a) Lenders make an additional advance for the purposes stated in this Amendment the amount of $8,000,000, thereby increasing the principal amount of the Loan to Borrowers and (b) Agent and Lenders make certain amendments to the Loan Agreement and the other
Financing Agreements related thereto, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

      WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

      NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

      1. DEFINITIONS.

            1.1 ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

                  (i) "Amendment No. 12" shall mean this Amendment No. 12 to
Loan and Security Agreement by and among Borrowers, Guarantors, Agent and
Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (ii) "Amendment No. 12 Effective Date" shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment
No. 12 shall have been satisfied or shall have been waived by Agent.

                  (iii) "PBGC Security Agreements" shall mean, collectively, the
PBGC Second Priority Security Agreement, the PBGC Fourth Priority Security
Agreement, and all other security agreements, guarantees, or other documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of the PBGC, the WHX Plan or their respective subrogees in connection therewith or related thereto which secure the PBGC Debt, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            1.2  AMENDMENTS TO DEFINITIONS.

                  (i) LOAN. The definition of "Loan" in Section 1.70 of the Loan
Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

                  ""LOAN" shall mean, collectively, the term loans made by or on behalf of Lenders to Borrowers prior to or on the Amendment No. 12
            Effective Date pursuant to this Agreement."

                  (ii) MAXIMUM CREDIT. The definition of "Maximum Credit" in
Section 1.73 of the Loan Agreement is is hereby amended by deleting such definition in its entirety and replacing it with the following:

                  ""MAXIMUM CREDIT" shall mean the amount of $105,015,797."

      2. LOAN. Section 2.1 of the Loan Agreement is hereby amended by adding the following sentence to the end of subsection (a) of such Section:

                        "Subject to, and upon the terms and conditions contained
            herein and in Amendment No. 12, the Lenders agree to make an additional advance to Borrowers on the Amendment No. 12 Effective
            Date in the original principal amount of $8,000,000, which amount, together with the outstanding balance of the principal amount of the
            Loan made by Lender prior to the Amendment No. 12 Effective Date, shall constitute the Loan hereunder."

      3. USE OF PROCEEDS. Section 6.6 of the Loan Agreement is hereby amended by inserting the following sentence after the second sentence of such Section:

                  "Borrowers shall use the proceeds of the additional advance in respect of the Loan provided by Lenders to Borrowers on the
            Amendment No. 12 Effective Date only to make the unsecured loan to
            WHX permitted under Section 9.10(j) hereof."

      4. SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Section 9.7(b)
of the Loan Agreement is hereby amended by inserting the following new subsections (vii) and (viii) immediately prior to the period at the end of such
Section:

                  "(vii) the sale by Sumco, Canfield, Lucas, H&H Tube or H&H
            Canada of the fee-owned Real Properties of such Borrowers and
            Guarantors located in Indianapolis, Indiana, Canfield, Ohio, Cudahy,
            Wisconsin, Norristown, Pennsylvania and Rexdale, Ontario,
            respectively, PROVIDED, THAT, as to any such sale, each of the following conditions is satisfied as determined by Agent in good faith: (A) such sale shall be on terms and conditions satisfactory to and approved in writing by Agent, Lender and the Required
            Lenders; (B) the Net Cash Proceeds payable or deliverable to
            Borrowers and Guarantors in respect of any such sale shall be promptly applied to the Obligations under the Loan Agreement in accordance with Section 2.3(c) hereof, and (C) as of the date of any such sale and after giving effect thereto, no Default or Event of
            Default shall exist or have occurred and be continuing; and

                  (viii) the sale of all or substantially all of the Capital
            Stock or the assets and properties of Sumco or Canfield, provided,
            THAT, as to any such sale, each of the following conditions is satisfied as determined by Agent in good faith: (A) such sale shall be on terms and conditions satisfactory to and approved in writing by Agent, Lender and the Required Lenders; (B) the Net Cash Proceeds
            payable or deliverable to Borrowers in respect of any such sale shall be promptly applied to the Obligations under the Loan
            Agreement in accordance with Section 2.3(c) hereof, and (C) as of the date of any such sale and after giving effect thereto, no
            Default or Event of Default shall exist or have occurred and be continuing."

      5. LOANS, INVESTMENTS, ETC. Section 9.10 of the Loan Agreement is hereby amended by (a) deleting "and" appearing at the end of subsection (i) of such
Section, and (b) deleting subsection (j) of such Section in its entirety and replacing it with the following:

                  "(j) an unsecured loan by Parent to WHX on or after the
            Amendment No. 12 Effective Date in an amount not to exceed
            $13,100,000, the proceeds of which shall be used by WHX solely to make a contribution to the WHX Plan for among other things, the reduction of the Waiver Amount, and other unsecured loans by Parent to WHX on or after the Amendment No. 12 Effective Date, the proceeds of which other loans shall be used by WHX solely to make other contributions to the WHX Plan so long as the aggregate amount of any such other loans do not exceed the amount required to be contributed to the WHX Plan as of the date any such other loan is made,
            PROVIDED, THAT, (i) within thirty (30) days after the end of each fiscal month, Parent shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any payments received during the immediately preceding month, (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument unless the single original of such note or other instrument shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsements and/or assignments by WHX as Agent may require, (iii)
            as of the date of any such loan and after giving effect thereto,
            Parent shall be Solvent, and (iv) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing".

      6. TRANSACTION WITH AFFILIATES. Section 9.12 of the Loan Agreement is
hereby amended by deleting the period at the end of the last sentence of subsection (b)(iii) from such Section, replacing such period with "; and", and inserting new subsection (b)(iv) as follows

                  "(iv) the loans and advances by Parent to WHX made in
            accordance with Sections 9.10(j) hereof."

      7. CONDITIONS PRECEDENT. The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

            (a) Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors, Lender and the Required
Lenders;

            (b) Agent shall have received on or before the close of business on the tenth Business Day following the Amendment 12 Effective Date, in form and substance satisfactory to Agent, an amendment to each of the Mortgages relating to the Real Property of Borrowers and Guarantors located in the States of
Indiana, Rhode Island, Delaware, Ohio, Wisconsin, Connecticut and Massachusetts,
duly authorized, executed and delivered by the applicable Borrower or Guarantor;

            (c) Agent shall have received, in form and substance satisfactory to
Agent, Amendment No. 1 to the Subordination Agreement, duly authorized, executed and delivered by the Senior Credit Agent and the Junior Credit Agent (as defined in the Subordination Agreement) and acknowledged by Borrowers and Guarantors, which amendment shall be in full force and effect;

            (d) Agent shall have received, in form and substance satisfactory to
Agent, a true, correct and complete copy of Amendment No. 15 to the Working
Capital Loan Agreement, duly authorized, executed and delivered by Working
Capital Agent, the lenders party thereto, Borrowers and Guarantors, which shall be in full force and effect;

            (e) Agent shall have received, in form and substance satisfactory to
Agent, a true and correct copy of any consent, waiver or approval to or of this
Amendment or any other Amendment Documents (as hereinafter defined) which any
Borrower or Guarantor is required to obtain from any other Person; and

            (f) no Default or Event of Default shall exist or have occurred and be continuing.

      8. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and Guarantor
hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which representations and warranties are a continuing condition of the making of
Loans to Borrowers:

            (a) Promptly following the Amendment No. 12 Effective Date,
Borrowers shall cause the WHX Plan's enrolled actuary to prepare and deliver to
Agent and the PBGC a written certification that the Waiver Amount has been reduced to zero (the "Actuary Certification");

            (b) Upon the delivery of the Actuary Certification to the PBGC,
Borrowers (i) shall request the PBGC to acknowledge its agreement with the
Actuary Certification that the PBGC Debt (including each of the Waiver Amount and the Termination Amount) has been reduced to zero in accordance with the terms of the PBGC Settlement Agreement, and (ii) shall request the PBGC (A) to promptly deliver to WHX, Parent and Agent, in form and substance satisfactory to
Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the repayment in full of the PBGC Debt and the termination of the PBGC Security Agreements and the termination and release by the PBGC of any security interest in and lien upon any assets and properties of any Borrower and Guarantor created pursuant to the PBGC Security Agreements, each of which shall duly authorized, executed and delivered by the PBGC, including, but not limited to, (x) UCC financing statement amendments providing for the termination of all UCC financing statements previously filed by the
PBGC, as secured party, and any Borrower or Guarantor, as debtor; and (y)
satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Guarantor in favor of the PBGC, in form acceptable for recording with the appropriate Governmental Authority, and (B) to take such other and further actions and to execute and deliver such other and further documents and instruments as may be necessary and reasonably requested by WHX or
Agent in order to effect or evidence more fully the matters described in clause
(ii)(A) above;

            (c) within one hundred twenty (120) days following the Amendment No.
12 Effective Date (or such longer period as Agent may agree in its sole discretion), if requested by Agent, Borrowers shall deliver to Agent, in form and substance satisfactory to Agent, an endorsement (or a commitment to issue an endorsement) to the existing title insurance policies relating to Mortgages encumbering the Real Property of Borrowers and Guarantors located in the States of Indiana, Rhode Island, Delaware, Ohio and Wisconsin, (i) insuring the priority and amount of such Mortgages (as so amended) and (ii) containing any legally available endorsements, assurances or affirmative coverage requested by
Agent for the protection of its interest with respect to such Mortgages (as so amended);

            (d) each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material
Adverse Effect;

            (e) this Amendment, each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith
(collectively, together with this Amendment, the "Amendment Documents"), have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the Amendment No. 12 Effective Date, and the agreements and obligations of each of the Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles;

            (f) the execution, delivery and performance of this Amendment and the other Amendment Documents, (i) are all within each Borrower's and
Guarantor's corporate powers and (ii) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Loan Agreement and the PBGC
Agreements) to which any Borrower or Guarantor is a party or by which any
Borrower or Guarantor or its property are bound;

            (g) neither the execution and delivery of this Amendment and the other Amendment Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral, except in favor of Agent, or as expressly permitted by
Section 9.8 of the Loan Agreement, (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or
Guarantor, except as expressly permitted under Section 9.9 of the Loan
Agreement; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Loan Agreement and the PBGC Agreements), and (v) violates or shall violate any provision of the
Certificate of Incorporation or By-Laws of any Borrower or Guarantor;

            (h) No action of, or filing with, or consent of any Governmental
Authority, and no approval or consent of any other third party that has not been obtained, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment and the other
Amendment Documents;

            (i) all of the representations and warranties set forth in the Loan
Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the Amendment No. 12 Effective
Date as if made on the Amendment No. 12 Effective Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

            (j) the Amendment has been executed and delivered by all parties thereto and is in full force and effect; and

            (k) as of the date of this Amendment and after giving effect hereto, no Default or Event of Default exists or has occurred and is continuing.

      9. GENERAL RELEASE. Each Borrower and Guarantor may have certain Claims
(as hereinafter defined) against the Released Parties (as hereinafter defined)
regarding or relating to the Loan Agreement or the other Financing Agreements.
Agent, Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each
Borrower and Guarantor makes the release contained in this Section. In consideration of Agent's and Lenders' entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each
Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the "Released Parties"), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this
Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such
Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the
Released Parties, or any of them, occurring prior to the date on which this
Amendment is executed, including on account of or in any way affecting, concerning or arising out of or founded upon this Amendment up to and including the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the
Obligations, the Loan Agreement or any of the other Financing Agreements
(collectively, all of the foregoing are the "Claims"). Each Borrower and
Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the
Released Parties which on the date hereof would be the basis of a claim by such
Borrower or Guarantor against the Released Parties which is not released hereby.
Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

      10. EFFECT OF THIS AGREEMENT. Except as expressly amended or waived pursuant hereto, no other changes, waivers or modifications to the Financing
Agreements are intended or implied, and in all other respects the Financing
Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 12 Effective Date. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this
Amendment shall control.

      11. FURTHER ASSURANCES. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by
Agent to effectuate the provisions and purposes hereof.

      12. GOVERNING LAW. The validity, interpretation and enforcement of this
Amendment and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

      13. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      14. HEADINGS. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

      15. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 12 to be executed on the day and year first above written.

                                 AGENT

                                 STEEL PARTNERS II, L.P., as Lender and Agent

                                 By: STEEL PARTNERS, L.L.C., as general partner

                                 By: /s/ Warren G. Lichtenstein
                                    --------------------------------------------
                                 Name:  Warren G. Lichtenstein
                                 Title: Managng Member

                                 BORROWERS

                                 HANDY & HARMAN

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & CEO
                                       -----------------------------------------

                                 OMG, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 CONTINENTAL INDUSTRIES, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 MARYLAND SPECIALTY WIRE, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN TUBE COMPANY, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 CAMDEL METALS CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 CANFIELD METAL COATING CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 MICRO-TUBE FABRICATORS, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 INDIANA TUBE CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 LUCAS-MILHAUPT, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN ELECTRONIC MATERIALS
                                 CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 SUMCO INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 OMG ROOFING, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 GUARANTORS
                                 HANDY & HARMAN OF CANADA, LIMITED

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 ELE CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 ALLOY RING SERVICE INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 DANIEL RADIATOR CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 H&H PRODUCTIONS, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN AUTOMOTIVE GROUP, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN INTERNATIONAL, LTD.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN PERU, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 KJ-VMI REALTY, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 PAL-RATH REALTY, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 PLATINA LABORATORIES, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 SHEFFIELD STREET CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 SWM, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 WILLING B WIRE CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------